UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

Precision BioSciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 314-5512

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2023, Precision BioSciences, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Imugene Limited, an Australian corporation (“Imugene Limited”), and its wholly owned subsidiary Imugene (USA) Inc. (“Imugene US”), a Nevada corporation (collectively, “Imugene”). Pursuant to and simultaneously with the execution of the Purchase Agreement, on August 15, 2023 (the “Closing Date”), Imugene US acquired the Company’s manufacturing infrastructure used in the development and manufacture of azercabtagene zapreleucel (“azer-cel”), including the lease to the Company’s manufacturing facility and certain contracts of the Company with respect to the Company’s manufacturing facility, and related equipment, supplies, azer-cel clinical trial inventory and other assets related to the Company’s CAR T cell therapy platform (the “Acquired Assets”). As part of the Purchase Agreement, Imugene is required to make an offer of employment to certain employees of the Company who are associated with the Company’s CAR T cell therapy business.

In consideration for the Acquired Assets, Imugene US assumed certain liabilities of the Company, paid the Company $8 million in cash, and issued to the Company convertible notes in an aggregate principal amount of $13 million. The convertible notes are non-interest bearing and mature on the first anniversary of the closing date. On the maturity date, the notes generally must be redeemed with cash, converted into ordinary shares of Imugene Limited at a conversion price based on the 10-day volume weighted average price of Imugene Limited’s ordinary shares prior to the date of conversion, or partially redeemed with cash and partially converted into shares.

The Purchase Agreement also includes customary representations and warranties, as well as indemnification rights for breaches of representations, warranties, and covenants, as well as certain other matters, subject to customary deductibles, caps, and other limitations.

In connection with the Purchase Agreement, on the Closing Date, the Company and Imugene US entered into a License Agreement (the “License Agreement”), pursuant to which the Company granted Imugene US certain exclusive and non-exclusive license rights to develop, manufacture, and commercialize oncological applications of the Company’s allogeneic CAR T therapy azer-cel and up to three additional research product candidates directed to targets that Imugene US may nominate prior to the fifth anniversary of the effective date of the License Agreement, pursuant to the terms of the License Agreement.

In addition, under the License Agreement, the Company is eligible to receive milestone payments of up to an aggregate of $206 million for azer-cel, inclusive of a payment of $8 million in cash and equity upon successful completion of the phase 1b dosing in the CAR T relapsed large B cell lymphoma (“LBCL”) patient population. For azer-cel, Precision is eligible to receive double-digit royalties on net sales. For each additional research program selected by Imugene, the Company is eligible for up to $145 million in milestone payments and, if licensed products are approved and sold, tiered royalties ranging from the mid-single digit to low-double digit percentages on net sales of such licensed products. In addition, the Company is eligible to receive mid-single digit percentage-based fees for certain change of control transactions involving Imugene and for partnering transactions involving a licensed product. Imugene’s obligation to pay royalties to the Company expires on a country-by-country and licensed product-by-licensed product basis, upon the latest to occur of certain events related to expiration of patents, regulatory exclusivity or a period of ten years following the first commercial sale of the respective licensed product.

Unless earlier terminated, the License Agreement will remain in effect on a licensed product-by-licensed product and country-by-country basis until the expiration of a defined royalty term for each licensed product and country. Precision may terminate the entire License Agreement due to a challenge to its patents brought by Imugene and a breach by Imugene in any material respect of the License Agreement, the Purchase Agreement or any related transaction documents. The Company may also terminate the License Agreement with respect to azer-cel if Imugene fails to initiate certain development activities with respect to azer-cel by a specified date, if Imugene fails to expend certain amounts on the development of azer-cel or if Imugene ceases active development of azer-cel for a specified period of time. Either party may terminate the License Agreement (i) for material breach by the other party and a failure to cure such breach within the time period specified in the agreement or (ii) the other party’s insolvency.

In connection with the Purchase Agreement and the License Agreement, the Company and Imugene have entered into other related agreements and documents, including a registration rights agreement, a transition services agreement, a sublease for laboratory space at the Company’s headquarters and a parent company guaranty from Imugene Limited.

The above descriptions of the Purchase Agreement and the License Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the License Agreement, copies of which will be filed in an amendment to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Purchase Agreement and the License Agreement have been made solely for the benefit of the parties thereto and (i) may be intended not as statements of fact but rather as a way of allocating risk among the parties if those statements prove to be inaccurate and (ii) were made only as of the date of the Purchase Agreement and the License Agreement or such other dates as may be specified in the Purchase Agreement or the License Agreement and are subject to more recent developments. Accordingly, any such representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 7.01 Regulation FD Disclosure.

On August 15, 2023, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1, is furnished pursuant to this Item 7.01.

The information under this Item 7.01 (including Exhibit 99.1 hereto) in this Current Report on Form 8-K is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the SEC shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the parties’ expected actions under the Purchase Agreement and License Agreement, and the receipt of any milestone, royalty, or other payments. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. These statements are neither promises nor guarantees, but involve number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: our ability to become profitable; our ability to procure sufficient funding and requirements under our current debt instruments and effects of restrictions thereunder; risks associated with raising additional capital; our operating expenses and our ability to predict what those expenses will be; our limited operating history; the success of our programs and product candidates in which we expend our resources; our limited ability or inability to assess the safety and efficacy of our product candidates; the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology; our dependence on our ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities and preclinical and clinical studies; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; our or our collaborators’ ability to identify, develop and commercialize product candidates; pending and potential product liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates; the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates; our or our collaborators’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials; potential manufacturing problems associated with the development or commercialization of any of our product candidates; our ability to obtain an adequate supply of T cells from qualified donors; our ability to achieve our anticipated operating efficiencies at our manufacturing facility; delays or difficulties in our and our collaborators’ ability to enroll patients; changes in interim “top-line” and initial data that we announce or publish; if our product candidates do not work as intended or cause undesirable side effects; risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith; our ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations; our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate; the rate and degree of market acceptance of any of our product candidates; our ability to effectively manage the growth of our operations; our ability to attract, retain, and motivate executives and personnel; effects of system failures and security breaches; insurance expenses and exposure to uninsured liabilities; effects of tax rules; effects of the COVID-19 pandemic and variants thereof, or any pandemic, epidemic, or outbreak of an infectious disease; the success of our existing collaboration agreements, and our ability to enter into new collaboration arrangements; our current and future relationships with and reliance on third parties including suppliers and manufacturers; our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates; potential litigation relating to infringement or misappropriation of intellectual property rights; effects of natural and manmade disasters, public health emergencies and other natural catastrophic events; effects of sustained inflation, supply chain disruptions and major central bank policy actions; market and economic conditions; risks related to ownership of our common stock, including fluctuations in our stock price, and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of our website under SEC Filings at investor.precisionbiosciences.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Precision BioSciences, Inc. dated August 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision BioSciences, Inc.

Date:	August 15, 2023	By:	/s/ John Alexander Kelly
John Alexander Kelly Chief Financial Officer